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Fastenal Company
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Fastenal's 2020 Annual Shareholder Meeting on April 25 Changed to Online Only
WINONA, Minn., March 24, 2020 -- To protect the health and well-being of our shareholders and employees during the coronavirus outbreak (COVID-19), the location of the upcoming Annual Meeting of the Shareholders of Fastenal Company has changed and the meeting will now be an online-only event, with no live gathering at the Fastenal headquarters. As previously announced, the meeting will still be held on Saturday, April 25, 2020 at 10:00 a.m. central time.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 26, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.
To access the event, please visit the following Web address:
www.virtualshareholdermeeting.com/FAST2020
Shareholders will need to enter the control number found on their proxy card, voting instructions form, or notice previously distributed with the proxy materials.
There will be a process available to vote online during the virtual meeting. However, shareholders are strongly encouraged to vote and submit their proxies in advance of the meeting using one of the methods described in the proxy materials.
The goal is to provide a safe yet inclusive venue to provide insight into our business while fielding feedback and questions from investors. Thank you for making this accommodation to protect the health of our shareholders, our employees, and the community.
About Fastenal
Fastenal helps customers simplify and realize product and process savings across their supply chain. We sell a broad offering of products spanning more than nine major product lines – from fasteners and tools to safety and janitorial supplies. These products are efficiently distributed to manufacturing facilities, job sites, and other customer locations through local service teams and point-of-use inventory solutions, including industrial vending technology and bin stock programs (Fastenal Managed Inventory, or FMI®). Our distribution system centers on over 3,200 in-market locations (a combination of public branches and customer-specific Onsite locations), primarily in North America but also in Asia, Europe, and Central and South America, each providing tailored inventory, flexible service, and custom solutions to drive the unique goals of local customers. These in-market servicing locations are supported by fifteen regional distribution centers, a captive logistics fleet, robust sourcing, quality and manufacturing resources, and multiple teams of industry specialists and support personnel – all working toward Fastenal’s common goal of Growth Through Customer Service®.
Additional information regarding Fastenal is available on the Fastenal Company website at www.fastenal.com.